Exhibit 10.92

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”) is made on                              , 200  , between MICROSEMI CORPORATION, a Delaware corporation (the “Company”), and                          (“Indemnitee”), an officer and/or member of the Board of Directors of the Company.

WHEREAS, the Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that expenses, liabilities and losses incurred by the Indemnitee in the Indemnitee’s good faith service to the Company will be borne by the Company or its successors and assigns in accordance with applicable law; and

WHEREAS, the Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company notwithstanding that conditions in the insurance markets may make directors’ and officers’ liability insurance coverage unavailable, or available only at premium levels which the Company may deem inappropriate to pay; and

WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company’s indemnification obligations to Indemnitee and, in addition, set forth the indemnification agreements contained herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Indemnification. Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by its Certificate of Incorporation, Bylaws and applicable law, against all expenses, liabilities and loss (including attorneys’ fees and costs, judgments, fines (including excise taxes), and amounts paid or to be paid in any settlement approved in advance by the Company, such approval not to be unreasonably withheld) (collectively, “Indemnifiable Expenses”) actually and reasonably incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) (collectively, “Indemnifiable Litigation”), (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee’s capacity as a director or officer of the Company, or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Company, or of any subsidiary or division of the Company, or any constituent corporation (including a constituent of a constituent) absorbed in a consolidation or merger with the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. If Indemnitee is entitled to indemnification by the Company for some portion of the Indemnifiable Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

2. Interim Expenses. The Company agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee, substantially in the form attached hereto as Exhibit A, to repay the amount so paid to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise, and provided further that the Company shall not be required to make any such payment to the extent expressly prohibited by law. The expenses to be paid by the Company hereunder shall be paid by the Company as soon as practicable and within forty-five (45) days following delivery of a written request therefor by Indemnitee to the Company.

3. Procedure for Making Demand. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement, but the omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement except if and to the extent that the Company’s rights or privileges are prejudiced by the delay or failure to give notice. Notice to the Company shall be directed to Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614, Attn: Chief Executive Officer (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked and sent by certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. No later than forty-five (45) days after receipt of the written request of Indemnitee, the Company shall determine whether indemnification is proper under this Agreement and applicable law by (1) a majority vote of the members of the Board of Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders, and if it is determined that indemnification is proper then indemnification shall be made within the above-described period of forty-five (45) days after receipt of the written request of Indemnitee.

4. Failure to Indemnify.

(a) If a claim under this Agreement, or any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company, within forty-five (45) days after a written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expense (including attorneys’ fees) of bringing such action.

(b) It shall be a defense to such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

5. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3 hereof, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Indemnifiable Expenses to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ or similar liability insurance maintained by the Company.

6. Retention of Counsel. In the event that the Company shall be obligated to pay Indemnifiable Expenses as a result of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by that Indemnitee with respect to that same proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such proceeding at Indemnitee’s expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Indemnifiable Litigation as to which Indemnitee shall have reasonably made the conclusion provided for in (B) above. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be obligated pursuant to the provisions of this Agreement to provide counsel, indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law.

7. Survival; Successors. This Agreement establishes contract rights which shall continue indefinitely as to Indemnitee after Indemnitee ceases to be a director, officer, employee or agent of the Company and shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal or Delaware law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

9. Additional Indemnification Rights; Contract Rights Not Exclusive. The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.

10. Indemnitee’s Obligations. The Indemnitee shall reasonably promptly advise the Company in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Company generally informed of, and consult with the Company with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Company shall be directed to Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614, Attn: Chief Executive Officer (or other such address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

11. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any other terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were not made in good faith or were frivolous.

12. Severability. Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether of not similar) nor shall such waiver constitute a continuing waiver.

14. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the day and year first written above.

MICROSEMI CORPORATION

By:
, President and CEO

INDEMNITEE:

Name:

EXHIBIT A

UNDERTAKING AGREEMENT

This UNDERTAKING AGREEMENT is made on                              , 20    , between MICROSEMI CORPORATION, a Delaware corporation (the “Company”) and                                     , an officer and/or member of the board of directors of the Company (“Indemnitee”).

WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company; and

WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys’ fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

WHEREAS, the Company is willing to make such payments but, in accordance with Section 145 of the General Corporation Law of the State of Delaware, the Company may make such payments only if it receives an undertaking from Indemnitee to repay such amounts if it shall ultimately be determined that Indemnitee was not entitled to be indemnified; and

WHEREAS, Indemnitee is willing to give such an undertaking;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated                         , 200    , between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within forty-five (45) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found not entitled to be indemnified by the Company under the Bylaws of the Company and Section 145 of the General Corporation Law of the State of Delaware, or other applicable law.

2. This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

MICROSEMI CORPORATION

By:
, President and CEO

INDEMNITEE:

(Signature)

(Print Name)

SUMMARY OF INDEMNIFICATION AGREEMENT OF MICROSEMI CORPORATION

INDEMNIFICATION AGREEMENT

Introduction

Our Board of Directors is being asked to approve the indemnification agreement, in substantially the form attached hereto, to be entered into between Microsemi Corporation (the “Company”) and our directors and certain officers.

Our Board of Directors believes that the use of the indemnification agreement will serve the best interests of the Company and our stockholders by strengthening our ability to attract and retain the services of knowledgeable and experienced persons to serve as directors and officers, who through their efforts and expertise, can make a significant contribution to our success.

Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a stockholder’s investment.

Indemnification Agreement Terms

The indemnification agreement provides the indemnitees with the maximum indemnification allowed under applicable law. In addition, since the relevant Delaware statute is non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The indemnification agreement does not provide indemnification for liabilities where the law prohibits indemnification, such as regarding expenses and the payment of profits arising from the purchase and sale by the indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. The indemnification agreement provides a scheme of indemnification which may be broader than that specifically provided by Delaware law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Delaware law may be expanded, and therefore the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

The indemnification agreement provides that we shall indemnify an indemnitee who is or was a party or is threatened to be made a party to any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company. The indemnification agreements will apply to conduct of our indemnitees occurring prior to the effective date of such agreements.

We shall pay all expenses incurred by the indemnitee in connection with any indemnifiable occurrence in advance of the ultimate determination of whether the indemnitee is entitled to indemnification. The amounts paid to or on behalf of the indemnitee shall be delivered within 45 days following a written request by the indemnitee. The indemnitee shall repay such amounts paid in advance of such determination only if it shall be ultimately determined that he or she is not entitled to be indemnified. The determination of whether or not the indemnitee is entitled to indemnification shall be made by (1) a majority vote of the members of the Board of Directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

MICROSEMI CORPORATION

Resolutions of the Board of Directors

                                         , 2003

APPROVAL OF REVISED INDEMNIFICATION AGREEMENTS

WHEREAS, the Corporation desires to attract and retain highly qualified individuals to serve as officers and directors of the Corporation and to indemnify them to the fullest extent permitted under Section 145 of the Delaware General Corporation Law, including indemnification in excess of that explicitly authorized by subsections (a) or (b) thereof, for any and all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred; and

WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to enter into Indemnification Agreements substantially in the form presented to the Board of Directors in connection with the consideration hereof (the “Indemnification Agreement”) with the Executive Officers, Continuing Directors, Prior Directors and New Directors identified below; and

WHEREAS, each of the Executive Officers, Continuing Directors and Prior Directors listed below have previously entered into indemnification agreements with the Corporation in a form previously approved by the Board of Directors (the “Existing Indemnification Agreement”), and

WHEREAS, the form of Indemnification Agreement is intended to clarify the intent and effect of the form of Existing Indemnification Agreement; and

WHEREAS, this Board of Directors has reviewed all of the proposed revisions of the Existing Indemnification Agreement; and

WHEREAS, the Board of Directors believes that it is in the best interests of the Corporation and its stockholders that the Corporation enter into an Indemnification Agreement, as well as a Novation Agreement substantially in the form presented to the Board of Directors, with each Executive Officer, Continuing Director and Prior Director listed below in order to substitute the Indemnification Agreement for the Existing Indemnification Agreement and cancel and extinguish the Existing Indemnification Agreement; and

WHEREAS, the Board of Directors believes that it is in the best interests of the Corporation and its stockholders that the Corporation enter into the Indemnification Agreement with each New Director; and

WHEREAS, the material financial interest of each Continuing Director and New Director in the Indemnification Agreement is known to each of the directors adopting these resolutions;

NOW, THEREFORE, BE IT RESOLVED that the form of Indemnification Agreement presented to the Board of Directors be, and it hereby is, adopted and approved; and

RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and directed to execute on behalf of the Corporation and in its name, Indemnification Agreements with the following persons who are or have been officers or directors of the Corporation:

PRIOR DIRECTORS:

Philip Frey, Jr.

Robert B. Phinizy

H. K. Desai

CONTINUING DIRECTORS:

James J. Peterson

Thomas R. Anderson

Dennis R. Leibel

Martin H. Jurick

Nick E. Yocca

NEW DIRECTORS:

William E. Bendush

William L. Healey

Harold A. Blomquist

EXECUTIVE OFFICERS:

(James J. Peterson)

David R. Sonksen

Ralph Brandi

James H. Gentile

Paul R. Bibeau

John M. Holtrust

John J. Petersen

GENERAL ENABLING RESOLUTIONS

BE IT RESOLVED, that the officers of this Corporation be, and each of them hereby is, authorized, directed and empowered on behalf of this Corporation and in its name to execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes or intentions of the foregoing resolutions; and

RESOLVED FURTHER, that any officer of the Corporation is authorized to certify to the adoption of these resolutions, and may deliver a copy of these resolutions, or any one or more of them, and any other resolutions of this Board of Directors, to such persons, firms or corporations as the officer or officers acting in the matter may deem necessary or advisable, and that such resolutions may include any form resolutions requested to be included therein in order to obtain any necessary approval, consent, waiver or agreement of any person or entity; and

RESOLVED FURTHER, that all persons who receive any certificate as to these resolutions being adopted shall be entitled to rely upon the effectiveness of these resolutions without modification until such certificate is modified in writing and such writing is received by such person[; and

RESOLVED FURTHER, that any officer of the Corporation hereby is authorized and directed to file this Written Consent with the minutes of the proceedings of the Board of Directors and shareholders of the Corporation and to file it with the Corporation’s corporate records].

NOVATION AGREEMENT

This NOVATION AGREEMENT is made on                                     , 2003, between MICROSEMI CORPORATION, a Delaware corporation (the “Company”), and                                  (“Indemnitee”), an officer and/or member of the Board of Directors of the Company.

WHEREAS, the Company and Indemnitee have previously entered into that certain Indemnification Agreement dated                                          (the “Prior Agreement”);

WHEREAS, the Company and Indemnitee desire to substitute the Prior Agreement with the Indemnification Agreement entered into between the Company and Indemnitee concurrently herewith (the “New Agreement”) with the intent thereby to extinguish the Prior Agreement as of the date of execution of the New Agreement (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the New Agreement, the parties agree that as of the Effective Date (1) the New Agreement shall be substituted for the Prior Agreement, and (2) the Prior Agreement shall be cancelled and extinguished.

IN WITNESS WHEREOF, the parties have executed this Novation Agreement as of the day and year first written above.

MICROSEMI CORPORATION

By:
, President and CEO

INDEMNITEE:

Name: